UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

WENDY’S/ARBY’S GROUP, INC.
---------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report):		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Doc#: US1:5667348v8

Item 1.01                      Entry into a Material Definitive Agreement

Issuance of 10.00% Senior Notes due 2016

General

On June 23, 2009, Wendy’s/Arby’s Restaurants LLC (which was formerly named Wendy’s International Holdings, LLC) (“Wendy’s/Arby’s Restaurants”), a direct wholly owned subsidiary of Wendy’s/Arby’s Group, Inc. (“Wendy’s/Arby’s Group”), completed its previously announced offering of $565.0 million aggregate principal amount of 10.00% Senior Notes due 2016 (the “Notes”).  The Notes were priced on June 18, 2009.

In connection with the issuance of the Notes, Wendy’s/Arby’s Restaurants and certain direct and indirect domestic subsidiaries of Wendy’s/Arby’s Restaurants (collectively, the “Guarantors”) entered into (i) a Purchase Agreement, dated June 18, 2009 (the “Purchase Agreement”), among Wendy’s/Arby’s Restaurants, the Guarantors and certain representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), (ii) an Indenture, dated as of June 23, 2009 (the “Indenture”), among Wendy’s/Arby’s Restaurants, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and (iii) a Registration Rights Agreement, dated as of June 23, 2009 (the “Registration Rights Agreement”), among Wendy’s/Arby’s Restaurants, the Guarantors and the Initial Purchasers.

Pursuant to the Purchase Agreement, the Initial Purchasers agreed to purchase, and Wendy’s/Arby’s Restaurants agreed to sell, the Notes, which the Initial Purchasers re-sold in an offering exempt from registration under the Securities Act of 1933, as amended.  The Purchase Agreement contains representations and warranties, covenants and closing conditions that are customary for transactions of this type.  In addition, Wendy’s/Arby’s Restaurants and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.

Certain of the Initial Purchasers and their affiliates have from time to time provided investment banking, commercial banking and other financial services to Wendy’s/Arby’s Group or its affiliates, for which they received customary fees and commissions.  The Initial Purchasers may also provide these services to Wendy’s/Arby’s Group or its affiliates from time to time in the future.

Maturity Date and Interest Rate

The Notes will mature on July 15, 2016.  Interest on the Notes will accrue at 10.00% per annum, paid every six months on January 15 and July 15, with the first payment on January 15, 2010, to holders of record on the January 1 or July 1 immediately preceding the interest payment date.  The Notes were priced at 97.533% of the principal amount, representing a yield to maturity of 10.50%.

Guarantees

The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on an unsecured basis by the Guarantors.  All of Wendy’s/Arby’s Restaurants’ subsidiaries that guarantee its senior secured credit facilities, except for Scioto Insurance Company, a Vermont captive insurance company (“Scioto”), and Oldemark LLC, Scioto’s wholly owned subsidiary, also guarantee the Notes. In addition, certain of Wendy’s/Arby’s Restaurants’ subsidiaries, including its foreign subsidiaries, do not guarantee either its senior secured credit facilities or the Notes. Neither Wendy’s/Arby’s Group nor any of its subsidiaries that are not owned by Wendy’s/Arby’s Restaurants guarantee the Notes.

Ranking

The Notes are senior unsecured obligations and rank equally with all of Wendy’s/Arby’s Restaurants’ existing and future senior debt, rank senior to all of Wendy’s/Arby’s Restaurants’ future subordinated debt and effectively rank junior to all secured debt to the extent of the value of the collateral and to all liabilities of non-guarantor subsidiaries.

Optional Redemption

Prior to July 15, 2012, Wendy’s/Arby’s Restaurants may redeem up to 35% of the aggregate principal amount of the Notes, including additional notes, with the net cash proceeds from certain equity offerings at a redemption price equal to 110.00% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, provided that in each case the redemption takes place not later than 90 days after the closing of the related equity offering and at least 50% of the original aggregate principal amount of the Notes remains outstanding after the redemption.

In addition, prior to July 15, 2012, Wendy’s/Arby’s Restaurants may redeem the Notes, in whole or in part, at a redemption price equal to 100.00% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, plus a “make-whole” premium.

At any time on or after July 15, 2012, Wendy’s/Arby’s Restaurants may redeem the Notes, in whole or in part, at declining redemption prices set forth in the Indenture and the Notes, plus, in each case, accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon the occurrence of specified change of control events, Wendy’s/Arby’s Restaurants may be required to offer to purchase all outstanding Notes at a purchase price equal to 101.00% of the aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of purchase, if any.

Certain Covenants

The Indenture includes certain customary covenants that, subject to a number of important exceptions and qualifications, limit the ability of Wendy’s/Arby’s Restaurants and its restricted subsidiaries to, among other things, incur debt or issue preferred or disqualified stock, pay dividends on equity interests, redeem or repurchase equity interests or prepay or repurchase subordinated debt, make some types of investments and sell assets, incur certain liens, engage in transactions with affiliates (except on an arms-length basis), and consolidate, merge or sell all or substantially all of their assets.   The covenants generally do not restrict Wendy’s/Arby’s Group or any of its subsidiaries that are not Wendy’s/Arby’s Restaurants’ subsidiaries.  Certain of the covenants will be suspended at any time the Notes have an investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Service.

Events of Default

The Indenture contains events of default, customary for transactions of this type, including, but not limited to, payment defaults, covenant defaults, certain events of bankruptcy, material judgments and failure of Guarantees by certain Guarantors to be in full force and effect. If an event of default, other than a bankruptcy default with respect to Wendy’s/Arby’s Restaurants, occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable.

Registration Rights; Additional Interest

Under the Registration Rights Agreement, Wendy’s/Arby’s Restaurants and the Guarantors agreed to:

                • file an exchange offer registration statement within 180 days after the issue date of the Notes enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes;

                • use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act of 1933 within 270 days after the issue date of the Notes;

                • use commercially reasonable efforts to complete the exchange offer within 40 days after the effective date of the registration statement; and

                • file a registration statement for the resale of the Notes if they cannot complete an exchange offer within the time periods listed above and in certain other circumstances.

Wendy’s/Arby’s Restaurants will be required to pay additional interest on the Notes if it fails to comply with its obligations under the Registration Rights Agreement within the specified time periods.

Other Agreements

On June 23, 2009, simultaneously with the closing of the Notes offering, the amendments in Amendment No. 1 to Amended and Restated Credit Agreement and Amended and Restated Pledge and Security Agreement, dated as of June 10, 2009 (the “Amendment”), that were contingent upon the issuance of the Notes became effective.  For details regarding the Amendment and the terms thereof, see Wendy’s/Arby’s Group’s Current Report on Form 8-K filed on June 10, 2009 and Exhibit 10.1 thereto, which is incorporated by reference herein.

The above description of the Purchase Agreement, the Registration Rights Agreement and the Indenture does not purport to be a complete statement of the parties’ rights and obligations under each such agreement and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement and Indenture which we will file as exhibits to our next quarterly report on Form 10-Q.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release issued by Wendy’s/Arby’s Group, Inc. on June 18, 2009.

99.2	Press release issued by Wendy’s/Arby’s Group, Inc. on June 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
By: /s/NILS H. OKESON
Nils H. Okeson
Dated: June 24, 2009	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit                    Description

99.1	Press release issued by Wendy’s/Arby’s Group, Inc. on June 18, 2009.

99.2	Press release issued by Wendy’s/Arby’s Group, Inc. on June 23, 2009